Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes James A. Hixon and William A. Galanko, and each and any of them, as attorneys-in-fact and agents with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any registration statement with the Securities and Exchange Commission related to securities to be offered or issued pursuant to the Norfolk Southern Corporation Long-Term Incentive Plan, and to file any and all amendments (including post-effective amendments) to such registration statement(s) with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Charles W. Moorman	Chairman, President and Chief	July 27, 2010
Charles W. Moorman	Executive Officer and Director
(Principal Executive Officer)

/s/ James A. Squires	Executive Vice President Finance	July 27, 2010
James A. Squires	and Chief Financial Officer
(Principal Financial Officer)

/s/ C. H. Allison, Jr.	Vice President and Controller (Principal Accounting Officer)	July 27, 2010
C.H. Allison, Jr.

/s/ Gerald L. Baliles	Director	July 27, 2010
Gerald L. Baliles

/s/ Thomas D. Bell, Jr.	Director	July 27, 2010
Thomas D. Bell, Jr.

/s/ Daniel A. Carp	Director	July 27, 2010
Daniel A. Carp

/s/ Gene R. Carter	Director	July 27, 2010
Gene R. Carter

/s/ Alston D. Correll	Director	July 27, 2010
Alston D. Correll

/s/ Landon Hilliard	Director	July 27, 2010
Landon Hilliard

/s/ Karen N. Horn	Director	July 27, 2010
Karen N. Horn

/s/ Burton M. Joyce	Director	July 27, 2010
Burton M. Joyce

/s/ Steven F. Leer	Director	July 27, 2010
Steven F. Leer

/s/ Michael D. Lockhart	Director	July 27, 2010
Michael D. Lockhart

/s/ J. Paul Reason	Director	July 27, 2010
J. Paul Reason